Exhibit 99.1

OxySure Inks Distribution Agreement with Global Industrial, a Systemax Company

Frisco, Texas and Port Washington, NY, June 13, 2012 – OxySure® Systems, Inc. (OTCBB: OXYS), the pioneering manufacturer of life-saving easy-to-use emergency oxygen solutions with its “oxygen from powder” technology today announced a distribution agreement with Global Industrial, a Systemax (NYSE: SYX) Company.

“OxySure’s Model 615 and related accessories represent an excellent fit for our Medical and Safety Division,” said Bob Dooley, President of Global Industrial. He added: “We are proud to be one of the first to market with this innovative, lifesaving technology and we look forward to realizing its significant potential through this partnership.”

Said Julian Ross, CEO of OxySure: “We could not be more thrilled with our partnership with a stellar company such as Global Industrial. We look forward to working together on multiple levels to save lives while delivering returns for our respective stockholders.”

About OxySure Systems, Inc.
OxySure Systems, Inc. is a Frisco, Texas-based medical technology company that focuses on the design, manufacture and distribution of specialty respiratory and medical solutions. The company pioneered a safe and easy to use solution to produce medically pure (USP) oxygen from inert powders. The company owns numerous issued patents and patents pending on this technology which makes the provision of emergency oxygen safer, more accessible and easier to use than traditional oxygen provision systems. OxySure’s products improve access to emergency oxygen that affects the survival, recovery and safety of individuals in several areas of need: (1) Public and private places and settings where medical emergencies can occur; (2) Individuals at risk for cardiac, respiratory or general medical distress needing immediate help prior to emergency medical care arrival; and (3) Those requiring immediate protection and escape from exposure situations or oxygen-deficient situations in industrial, mining, military, or other “Immediately Dangerous to Life or Health” (IDLH) environments. www.OxySure.com

About Global Industrial
Global Industrial is a business unit of Systemax Inc.. Global carries over 500,000 industrial, material handling and business products for Fortune 1000 companies, small businesses, institutions, government agencies, consumers and more www.globalindustrial.com

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells personal computers, computer components and supplies, consumer electronics and industrial products through a system of branded e-commerce web sites, retail stores, relationship marketers and direct mail catalogs in North America and Europe. The primary brands are TigerDirect, CompUSA, Circuit City, MISCO, WStore and Global Industrial.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this release that are not historical facts, including, without limitation, statements that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of the Companies can be found in the filings of the Companies with the U.S. Securities and Exchange Commission.

Media Contact(s):

Yves Dezawy
(646) 546-5151
Yves@OxySure.com
www.oxysure.com

Brainerd Communicators, Inc.
Dianne Pascarella / Nancy Zakhary
212-986-6667
pascarella@braincomm.com
nancy@braincomm.com